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                                                                    EXHIBIT 23.3

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions "Summary", "Taxation", "Legal and Tax Matters", and "Experts" and to the use of our report dated January 24, 2001, except for Notes 9 and 10, as to which the date is July 3, 2001, included in the Proxy Statement/Prospectus of MP3.com, Inc. that is made a part of the Registration Statement on Form F-4 to be filed with the Securities and Exchange Commission on or about July 6, 2001 and Prospectus of Vivendi Universal, S.A. for the registration of its ordinary shares.

We also consent to the incorporation by reference therein of our report dated January 24, 2001, except for Notes 9 and 10, as to which the date is July 3, 2001 with respect to the financial statement schedule of MP3.com for the years ended December 31, 2000 and 1999 and for the period from March 17, 1998 (inception) to December 31, 1998 included in the Annual Report on Form 10-K for 2000 filed with the Securities and Exchange Commission.

                                          /s/ ERNST & YOUNG LLP

San Diego, California
July 3, 2001